Exhibit 99.1

January 26, 2023

Media contact:	Investor/analyst contact:
Media Relations	Emily Halverson
(206) 304-0008	VP Finance and Controller
(206) 392-5908

Alaska Air Group delivers strong fourth quarter 2022 and full-year results
Delivered industry-leading full-year adjusted pretax margin of 7.6%;
Record annual revenue of $9.6 billion, up 10% versus 2019;
Employees hard work recognized with performance-based bonuses totaling 10.5% of annual pay

SEATTLE — Alaska Air Group Inc. (NYSE: ALK) today reported financial results for the fourth quarter and full year ended December 31, 2022, and provided an outlook for the first quarter ending March 31, 2023.
"2022 was a year of significant recovery and accomplishment for Alaska Airlines," said Alaska Airlines CEO Ben Minicucci. "Despite many challenges during the year, we ran one of the best operations, signed five new labor deals, and executed the majority of our single fleet transition. The results we posted today signal how well our teams are navigating this recovery. I want to thank our employees for their commitment to our success, and for the work they do every day to take great care of our guests. I am confident that we are well positioned to grow, compete and out-perform in 2023."
Financial Results:
•Reported net income for the fourth quarter and full year 2022 under Generally Accepted Accounting Principles (GAAP) of $22 million, or $0.17 per diluted share, and $58 million, or $0.45 per diluted share. These results compare to net income for the fourth quarter and full year 2021 of $18 million, or $0.14 per diluted share, and $478 million, or $3.77 per diluted share.
•Reported net income for the fourth quarter and full year 2022, excluding special items and mark-to-market fuel hedge accounting adjustments, of $118 million, or $0.92 per diluted share, and $556 million, or $4.35 per diluted share. These results compare to net income for the fourth quarter and net loss for the full year 2021, excluding special items and mark-to-market fuel hedge accounting adjustments, of $31 million, or $0.24 per diluted share, and $256 million, or $2.03 per share.
•Recorded $257 million of incentive pay in 2022 earned by employees for meeting or exceeding profitability, safety and emissions targets. The payout is the richest in the 20-year history of the plan, representing nearly six weeks of pay for most employees.
•Recorded $2.5 billion in operating revenue for the fourth quarter, resulting in $9.6 billion in operating revenue for the full year 2022, the highest annual total in company history.
•Received nearly $1.5 billion in annual cash remuneration under the renewed co-brand credit card arrangement with Bank of America, the highest level in the program's history.

Balance Sheet and Liquidity:
•Announced plans to resume share repurchases in early 2023 to offset annual dilution. Repurchases are expected to range from $75 million to $100 million in 2023.
•Ended the quarter with a debt-to-capitalization ratio of 49%, within our target range of 40% to 50%.
•Repaid $52 million in debt in the fourth quarter, bringing total debt payments to $385 million for the full year 2022.
•Held $2.4 billion in unrestricted cash and marketable securities as of December 31, 2022.

Fleet Updates:
•Retired ten Airbus A320 aircraft and nine Q400 aircraft during the fourth quarter. All remaining A320 aircraft have since been retired and all remaining Q400 aircraft will be retired by the end of January 2023.
•Amended a previously existing aircraft purchase agreement with Boeing to convert 52 737 MAX aircraft options to firm purchases for delivery between 2024 and 2027. Alaska also added an incremental 105 delivery positions to purchase 737 MAX aircraft between 2026 and 2030.
•Received four 737-9 aircraft during the quarter, bringing the total 737-9 fleet to 37.
•Received three E175 aircraft during the quarter, bringing Horizon's total E175 fleet to 33.

Other Operational Updates:
•Partnered with Lyft to offer Mileage Plan members one mile for every $1 spent on all Lyft rides in the U.S. and Canada.
•Added a new Mileage Plan partner, Mokulele Airlines, to offer guests more convenient connections within the Hawaiian Islands, starting in early 2023.
•Launched the first U.S. electronic bag tag program, enabling guests to tag their luggage through the airline's mobile app before they reach the airport.
•Opened the renovated C Concourse Lounge in Seattle, the first of several investments that will improve the lounge experience with more seating and food and beverage choices for guests in Seattle, Portland, San Francisco and Los Angeles.

Environmental, Social and Governance Updates:
•Donated a retired Q400 to the Portland Community College Foundation, providing students of the Aviation Maintenance Technology and Aviation Science programs the opportunity to gain hands-on experience working on a commercial aircraft.
•Completed the transition to paper cups for inflight beverages, which will replace more than 55 million plastic cups each year with a more sustainable alternative.
•Donated 55 million miles to 20 different charities through Alaska's Care Miles program in 2022.
•Created a new Diversity, Equity and Inclusion Disability Office dedicated to ensuring Alaska becomes a leader in disability inclusion.

The following table reconciles the company's reported GAAP net income per share (EPS) for the three and twelve months ended December 31, 2022 and 2021 to adjusted amounts.

	Three Months Ended December 31,
	2022		2021
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
GAAP net income per share	$22	$0.17	$18	$0.14
Mark-to-market fuel hedge adjustments	12	0.09	21	0.16
Special items - fleet transition and other(a)	120	0.93	(6)	(0.05)
Special items - labor and related(b)	(6)	(0.04)	2	0.02
Income tax effect of reconciling items above	(30)	(0.23)	(4)	(0.03)
Non-GAAP adjusted net income (loss) per share	$118	$0.92	$31	$0.24

	Twelve Months Ended December 31,
	2022		2021
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
GAAP net income per share	$58	$0.45	$478	$3.77
Payroll Support Program grant wage offset	—	—	(914)	(7.21)
Mark-to-market fuel hedge adjustments	76	0.60	(47)	(0.37)
Special items - fleet transition and other(a)	496	3.88	(1)	(0.01)
Special items - labor and related(b)	84	0.66	(10)	(0.08)
Income tax effect of reconciling items above	(158)	(1.24)	238	1.87
Non-GAAP adjusted net income (loss) per share	$556	$4.35	$(256)	$(2.03)
(a) Special items - fleet transition and other in the three and twelve months ended December 31, 2022 is primarily impairment charges and accelerated costs associated with the retirement of the A320 and Q400 fleets.
(b) Special items - labor and related in the three and twelve months ended December 31, 2022 is primarily a one-time payment to Alaska pilots following ratification of a new collective bargaining agreement.

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.

A conference call regarding the fourth quarter and full year results will be streamed online at 8:30 a.m. PST on January 26, 2023. It can be accessed at www.alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call.

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by our forward-looking statements, assumptions or beliefs. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2021. Some of these risks include competition, labor costs, relations and availability, general economic conditions including those associated with pandemic recovery, increases in operating costs including fuel, inability to meet cost reduction, ESG and other strategic goals, seasonal fluctuations in demand and financial results, supply chain risks, events that negatively impact aviation safety and security, and changes in laws and regulations that impact our business. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed in our most recent Form 10-K and in our subsequent SEC filings. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements made today to conform them to actual results. Over time, our actual results, performance or achievements may differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, assumptions or beliefs and such differences might be significant and materially adverse.

Alaska Airlines and our regional partners serve more than 120 destinations across the United States, Belize, Canada, Costa Rica and Mexico. We emphasize low fares and award-winning customer service. Alaska is a member of the oneworld global alliance. With the alliance and our additional airline partners, our guests can travel to more than 900 destinations on more than 20 airlines while earning and redeeming miles on flights to locations around the world. Learn more about Alaska at news.alaskaair.com. Alaska Airlines and Horizon Air are subsidiaries of Alaska Air Group. (NYSE: ALK).
###

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.
	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions, except per-share amounts)	2022	2021	Change	2022	2021	Change
Operating Revenue
Passenger revenue	$2,264	$1,715	32%	$8,808	$5,499	60%
Mileage Plan other revenue	157	129	22%	590	461	28%
Cargo and other revenue	58	55	5%	248	216	15%
Total Operating Revenue	2,479	1,899	31%	9,646	6,176	56%

Operating Expenses
Wages and benefits	709	637	11%	2,640	2,218	19%
Variable incentive pay	117	42	179%	257	151	70%
Payroll Support Program grant wage offset	—	—	—%	—	(914)	NM
Aircraft fuel, including hedging gains and losses	668	426	57%	2,668	1,279	109%
Aircraft maintenance	93	92	1%	424	364	16%
Aircraft rent	69	66	5%	291	254	15%
Landing fees and other rentals	146	141	4%	581	555	5%
Contracted services	86	68	26%	329	235	40%
Selling expenses	77	50	54%	295	173	71%
Depreciation and amortization	105	100	5%	415	394	5%
Food and beverage service	54	42	29%	197	139	42%
Third-party regional carrier expense	37	41	(10)%	182	147	24%
Other	181	159	14%	717	507	41%
Special items - fleet transition and other	120	(6)	NM	496	(1)	NM
Special items - labor and related	(6)	2	NM	84	(10)	NM
Total Operating Expenses	2,456	1,860	32%	9,576	5,491	74%
Operating Income	23	39	(41)%	70	685	(90)%
Non-operating Income (Expense)
Interest income	18	6	200%	53	25	112%
Interest expense	(24)	(27)	(11)%	(108)	(128)	(16)%
Interest capitalized	6	2	200%	14	11	27%
Other - net	12	9	33%	50	36	39%
Total Non-operating Income (Expense)	12	(10)	NM	9	(56)	116%
Income Before Income Tax	35	29		79	629
Income tax expense	13	11		21	151
Net Income	$22	$18		$58	$478

Basic Earnings Per Share	$0.17	$0.14		$0.46	$3.82
Diluted Earnings Per Share	$0.17	$0.14		$0.45	$3.77

Shares used for computation:
Basic	127.303	125.708		126.657	125.063
Diluted	128.470	127.284		127.899	126.775

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.
As of December 31 (in millions)	2022	2021
ASSETS
Current Assets
Cash and cash equivalents	$338	$470
Marketable securities	2,079	2,646
Total cash and marketable securities	2,417	3,116
Receivables - net	296	546
Inventories and supplies - net	104	62
Prepaid expenses and other current assets	223	196
Total Current Assets	3,040	3,920

Property and Equipment
Aircraft and other flight equipment	9,053	8,127
Other property and equipment	1,661	1,489
Deposits for future flight equipment	670	384
	11,384	10,000
Less accumulated depreciation and amortization	4,127	3,862
Total Property and Equipment - Net	7,257	6,138

Other Assets
Operating lease assets	1,566	1,453
Goodwill and intangible assets	2,038	2,044
Other noncurrent assets	380	396
Total Other Assets	3,984	3,893

Total Assets	$14,281	$13,951

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.
As of December 31 (in millions except share amounts)	2022	2021
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$221	$200
Accrued wages, vacation and payroll taxes	619	457
Air traffic liability	1,180	1,163
Other accrued liabilities	846	625
Deferred revenue	1,123	912
Current portion of operating lease liabilities	247	268
Current portion of long-term debt	276	366
Total Current Liabilities	4,512	3,991

Long-Term Debt, Net of Current Portion	1,883	2,173

Noncurrent Liabilities
Long-term operating lease liabilities, net of current portion	1,469	1,279
Deferred income taxes	574	578
Deferred revenue	1,374	1,446
Obligation for pension and post-retirement medical benefits	348	305
Other liabilities	305	378
Total Noncurrent Liabilities	4,070	3,986

Commitments and Contingencies

Shareholders' Equity
Preferred stock, $0.01 par value, Authorized: 5,000,000 shares, none issued or outstanding	—	—
Common stock, $0.01 par value, Authorized: 400,000,000 shares, Issued: 2022 - 136,883,042 shares; 2021 - 135,255,808 shares, Outstanding: 2022 - 127,533,098 shares; 2021 - 125,905,864 shares	1	1
Capital in excess of par value	577	494
Treasury stock (common), at cost: 2022 - 9,349,944 shares; 2021 - 9,349,944 shares	(674)	(674)
Accumulated other comprehensive loss	(388)	(262)
Retained earnings	4,300	4,242
	3,816	3,801
Total Liabilities and Shareholders' Equity	$14,281	$13,951

SUMMARY CASH FLOW (unaudited)
Alaska Air Group, Inc.
(in millions)	Year Ended December 31, 2022	Nine Months Ended September 30, 2022(a)	Three Months Ended December 31, 2022(b)
Cash Flows from Operating Activities:
Net income	$58	$36	$22
Non-cash reconciling items	953	719	234
Changes in working capital	407	654	(247)
Net cash provided by operating activities	1,418	1,409	9

Cash Flows from Investing Activities:
Property and equipment additions	(1,671)	(947)	(724)
Other investing activities	453	59	394
Net cash used in investing activities	(1,218)	(888)	(330)

Net cash used in financing activities	(325)	(296)	(29)

Net increase (decrease) in cash and cash equivalents	(125)	225	(350)
Cash, cash equivalents, and restricted cash at beginning of year	494	494	719
Cash, cash equivalents, and restricted cash at end of year	$369	$719	$369
(a) As reported in Form 10-Q for the third quarter of 2022.
(b) Cash flows for the three months ended December 31, 2022 can be calculated by subtracting cash flows for the nine months ended
September 30, 2022, as reported in Form 10-Q for the third quarter 2022, from the year ended December 31, 2022.

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	Change	2022	2021	Change
Consolidated Operating Statistics:(a)
Revenue passengers (000)	10,331	9,196	12.3%	41,468	32,407	28.0%
RPMs (000,000) "traffic"	12,855	11,279	14.0%	51,330	38,598	33.0%
ASMs (000,000) "capacity"	15,030	14,207	5.8%	60,773	52,445	15.9%
Load factor	85.5%	79.4%	6.1 pts	84.5%	73.6%	10.9 pts
Yield	17.61¢	15.20¢	15.9%	17.16¢	14.25¢	20.4%
RASM	16.49¢	13.36¢	23.4%	15.87¢	11.78¢	34.8%
CASMex(b)	11.14¢	10.12¢	10.1%	10.41¢	9.80¢	6.3%
Economic fuel cost per gallon(b)	$3.55	$2.26	57.1%	$3.42	$2.02	69.3%
Fuel gallons (000,000)	185	179	3.4%	758	656	15.5%
ASMs per gallon	81.2	79.4	2.3%	80.2	79.9	0.3%
Departures (000)	95	94	1.1%	404	377	7.2%
Average full-time equivalent employees (FTEs)	23,195	21,043	10.2%	22,564	19,375	16.5%
Mainline Operating Statistics:
Revenue passengers (000)	8,237	6,900	19.4%	31,795	23,268	36.6%
RPMs (000,000) "traffic"	11,994	10,078	19.0%	46,812	33,755	38.7%
ASMs (000,000) "capacity"	14,004	12,737	9.9%	55,224	45,741	20.7%
Load factor	85.6%	79.1%	6.5 pts	84.8%	73.8%	11.0 pts
Yield	16.39¢	13.97¢	17.3%	15.92¢	13.07¢	21.8%
RASM	15.49¢	12.39¢	25.0%	14.91¢	10.99¢	35.7%
CASMex(b)	10.05¢	9.14¢	10.0%	9.45¢	8.96¢	5.5%
Economic fuel cost per gallon(b)	$3.52	$2.25	56.4%	$3.40	$2.01	69.2%
Fuel gallons (000,000)	163	150	8.7%	646	530	21.9%
ASMs per gallon	85.9	84.8	1.3%	85.5	86.2	(0.8)%
Departures (000)	62	56	10.7%	244	207	17.9%
Average full-time equivalent employees (FTEs)	17,792	15,855	12.2%	17,224	14,366	19.9%
Aircraft utilization	9.9	10.0	(1.0)%	9.9	9.7	2.1%
Average aircraft stage length	1,341	1,356	(1.1)%	1,347	1,324	1.7%
Operating fleet(d)	225	217	8 a/c	225	217	8 a/c
Regional Operating Statistics:(c)
Revenue passengers (000)	2,094	2,296	(8.8)%	9,673	9,139	5.8%
RPMs (000,000) "traffic"	861	1,201	(28.3)%	4,518	4,842	(6.7)%
ASMs (000,000) "capacity"	1,027	1,469	(30.1)%	5,549	6,704	(17.2)%
Load factor	83.9%	81.7%	2.2 pts	81.4%	72.2%	9.2 pts
Yield	34.66¢	25.57¢	35.5%	29.97¢	22.49¢	33.3%
RASM	30.08¢	21.82¢	37.9%	25.34¢	17.12¢	48.0%
Departures (000)	33	38	(13.2)%	160	170	(5.9)%
Operating fleet(d)	86	94	(8) a/c	86	94	(8) a/c
(a)Except for FTEs, data includes information related to third-party regional capacity purchase flying arrangements.
(b)See a reconciliation of this non-GAAP measure and Note A for a discussion of potential importance of this measure to investors in the accompanying pages.
(c)Data presented includes information related to flights operated by Horizon and third-party carriers.
(d)Excludes all aircraft removed from operating service.

Given the unusual nature of 2021 and 2020, we believe that some analysis of specific financial and operational results compared to 2019 provides meaningful insight. The table below includes comparative results from 2022 to 2019.

FINANCIAL INFORMATION AND OPERATING STATISTICS - 2022 Compared with 2019 (unaudited)
Alaska Air Group, Inc.

	Three Months Ended December 31,			Year Ended December 31,
	2022	2019	Change	2022	2019	Change
Passenger revenue	$2,264	$2,057	10%	$8,808	$8,095	9%
Mileage Plan other revenue	157	119	32%	590	465	27%
Cargo and other revenue	58	52	12%	248	221	12%
Total Operating Revenue	$2,479	$2,228	11%	$9,646	$8,781	10%

Operating expense, excluding fuel and special items	$1,674	$1,500	12%	$6,328	$5,796	9%
Aircraft fuel, including hedging gains and losses	668	476	40%	2,668	1,884	42%
Special items	114	—	NM	580	38	NM
Total Operating Expenses	$2,456	$1,976	24%	$9,576	$7,718	24%

Total Non-operating Income (Expense)	$12	$(9)	NM	$9	$(47)	119%
Income Before Income Tax	$35	$243	(86)%	$79	$1,016	(92)%

Consolidated Operating Statistics:
Revenue passengers (000)	10,331	11,715	(12)%	41,468	46,733	(11)%
RPMs (000,000) "traffic"	12,855	13,928	(8)%	51,330	56,040	(8)%
ASMs (000,000) "capacity"	15,030	16,648	(10)%	60,773	66,654	(9)%
Load Factor	85.5%	83.7%	1.8 pts	84.5%	84.1%	0.4 pts
Yield	17.61¢	14.77¢	19%	17.16¢	14.45¢	19%
RASM	16.49¢	13.38¢	23%	15.87¢	13.17¢	21%
CASMex	11.14¢	9.01¢	24%	10.41¢	8.70¢	20%
FTEs	23,195	22,506	3%	22,564	22,126	2%

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.
	Three Months Ended December 31, 2022
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenue
Passenger revenue	$1,966	$298	$—	$—	$2,264	$—	$2,264
CPA revenue	—	—	71	(71)	—	—	—
Mileage Plan other revenue	146	11	—	—	157	—	157
Cargo and other revenue	58	—	—	—	58	—	58
Total Operating Revenue	2,170	309	71	(71)	2,479	—	2,479
Operating Expenses
Operating expenses, excluding fuel	1,408	243	92	(69)	1,674	114	1,788
Fuel expense	572	84	—	—	656	12	668
Total Operating Expenses	1,980	327	92	(69)	2,330	126	2,456
Non-operating Income (Expense)	18	—	(7)	1	12	—	12
Income (Loss) Before Income Tax	$208	$(18)	$(28)	$(1)	$161	$(126)	$35
Pretax Margin					6.5%		1.4%

	Three Months Ended December 31, 2021
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenue
Passenger revenue	$1,408	$307	$—	$—	$1,715	$—	$1,715
CPA revenue	—	—	84	(84)	—	—	—
Mileage Plan other revenue	115	14	—	—	129	—	129
Cargo and other revenue	55	—	—	—	55	—	55
Total Operating Revenue	1,578	321	84	(84)	1,899	—	1,899
Operating Expenses
Operating expenses, excluding fuel	1,164	258	101	(85)	1,438	(4)	1,434
Fuel expense	339	66	—	—	405	21	426
Total Operating Expenses	1,503	324	101	(85)	1,843	17	1,860
Non-operating Income (Expense)	(7)	—	(5)	2	(10)	—	(10)
Income (Loss) Before Income Tax	$68	$(3)	$(22)	$3	$46	$(17)	$29
Pretax Margin					2.4%		1.5%

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.
	Twelve Months Ended December 31, 2022
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenue
Passenger revenue	$7,454	$1,354	$—	$—	$8,808	$—	$8,808
CPA revenue	—	—	359	(359)	—	—	—
Mileage Plan other revenue	538	52	—	—	590	—	590
Cargo and other revenue	244	—	—	4	248	—	248
Total Operating Revenue	8,236	1,406	359	(355)	9,646	—	9,646
Operating Expenses
Operating expenses, excluding fuel	5,216	1,085	383	(356)	6,328	580	6,908
Fuel expense	2,195	397	—	—	2,592	76	2,668
Total Operating Expenses	7,411	1,482	383	(356)	8,920	656	9,576
Non-operating Income (Expense)	30	—	(22)	1	9	—	9
Income (Loss) Before Income Tax	$855	$(76)	$(46)	$2	$735	$(656)	$79
Pretax Margin					7.6%		0.8%

	Twelve Months Ended December 31, 2021
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenue
Passenger revenue	$4,411	$1,088	$—	$—	$5,499	$—	$5,499
CPA revenue	—	—	406	(406)	—	—	—
Mileage Plan other revenue	402	59	—	—	461	—	461
Cargo and other revenue	212	—	—	4	216	—	216
Total Operating Revenue	5,025	1,147	406	(402)	6,176	—	6,176
Operating Expenses
Operating expenses, excluding fuel	4,101	1,096	373	(433)	5,137	(925)	4,212
Fuel expense	1,065	261	—	—	1,326	(47)	1,279
Total Operating Expenses	5,166	1,357	373	(433)	6,463	(972)	5,491
Non-operating Income (Expense)	(38)	—	(21)	3	(56)	—	(56)
Income (Loss) Before Income Tax	$(179)	$(210)	$12	$34	$(343)	$972	$629
Pretax Margin					(5.6)%		10.2%
(a)Includes consolidating entries, Air Group parent company, McGee Air Services, and other immaterial business units.
(b)The Air Group Adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocation and excludes certain charges. See Note A in the accompanying pages for further information.
(c)Includes Payroll Support Program grant wage offsets, special items and mark-to-market fuel hedge accounting adjustments.

GAAP TO NON-GAAP RECONCILIATIONS (unaudited)
Alaska Air Group, Inc.

CASM Excluding Fuel and Special Items Reconciliation
	Three Months Ended December 31,				Twelve Months Ended December 31,
(in cents)	2022		2021		2022		2021
Consolidated:
CASM	16.34	¢	13.09	¢	15.76	¢	10.47	¢
Less the following components:
Payroll Support Program grant wage offset	—		—		—		(1.75)
Aircraft fuel, including hedging gains and losses	4.44		3.00		4.39		2.44
Special items - fleet transition and other(a)	0.80		(0.04)		0.82		—
Special items - labor and related(b)	(0.04)		0.01		0.14		(0.02)
CASM excluding fuel and special items	11.14	¢	10.12	¢	10.41	¢	9.80	¢

Mainline:
CASM	14.95	¢	11.77	¢	14.42	¢	9.52	¢
Less the following components:
Payroll support program grant wage offset	—		—		—		(1.75)
Aircraft fuel, including hedging gains and losses	4.17		2.66		4.11		2.33
Special items - fleet transition and other(a)	0.77		(0.05)		0.71		—
Special items - labor and related(b)	(0.04)		0.02		0.15		(0.02)
CASM excluding fuel and special items	10.05	¢	9.14	¢	9.45	¢	8.96	¢
(a) Special items - fleet transition and other in the three and twelve months ended December 31, 2022 is primarily impairment charges and accelerated costs associated with the retirement of the A320 and Q400 fleets.
(b) Special items - labor and related in the three and twelve months ended December 31, 2022 is primarily a one-time payment to Alaska pilots following ratification of a new collective bargaining agreement.

Fuel Reconciliation
	Three Months Ended December 31,
	2022		2021
(in millions, except for per-gallon amounts)	Dollars	Cost/Gal	Dollars	Cost/Gal
Raw or "into-plane" fuel cost	$657	$3.55	$434	$2.42
Losses (gains) on settled hedges	(1)	—	(29)	(0.16)
Consolidated economic fuel expense	$656	$3.55	$405	$2.26
Mark-to-market fuel hedge adjustment	12	0.06	21	0.12
GAAP fuel expense	$668	$3.61	$426	$2.38
Fuel gallons		185		179

	Twelve Months Ended December 31,
	2022		2021
(in millions, except for per-gallon amounts)	Dollars	Cost/Gal	Dollars	Cost/Gal
Raw or "into-plane" fuel cost	$2,761	$3.64	$1,383	$2.11
Losses (gains) on settled hedges	(169)	(0.22)	(57)	(0.09)
Consolidated economic fuel expense	$2,592	$3.42	$1,326	$2.02
Mark-to-market fuel hedge adjustment	76	0.10	(47)	(0.07)
GAAP fuel expense	$2,668	$3.52	$1,279	$1.95
Fuel gallons		758		656

Debt-to-capitalization, including operating leases
(in millions)	December 31, 2022	December 31, 2021
Long-term debt, net of current portion	$1,883	$2,173
Long-term and current capitalized operating leases	1,716	1,547
Adjusted debt, net of current portion of long-term debt	$3,599	$3,720
Shareholders' equity	3,816	3,801
Total Invested Capital	$7,415	$7,521

Debt-to-capitalization ratio, including operating leases	49%	49%

Adjusted net debt to earnings before interest, taxes, depreciation, amortization, rent, and special items
(in millions)	December 31, 2022	December 31, 2021
Current portion of long-term debt	$276	$366
Current portion of operating lease liabilities	247	268
Long-term debt	1,883	2,173
Long-term operating lease liabilities, net of current portion	1,469	1,279
Total adjusted debt	3,875	4,086
Less: Total cash and marketable securities	(2,417)	(3,116)
Adjusted net debt	$1,458	$970

(in millions)	Year Ended December 31, 2022	Year Ended December 31, 2021
GAAP Operating Income	$70	$685
Adjusted for:
Special items and Payroll Support Program grant wage offset	580	(925)
Mark-to-market fuel hedge adjustments	76	(47)
Depreciation and amortization	415	394
Aircraft rent	291	254
EBITDAR	$1,432	$361
Adjusted net debt to EBITDAR	1.0x	2.7x

Note A: Pursuant to Regulation G, we are providing reconciliations of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•By excluding fuel expense and certain other items, such as the Payroll Support Program grant wage offset and other special items, from our unit metrics, we believe that we have better visibility into the results of operations. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

•Cost per ASM (CASM) excluding fuel and certain other items, such as the Payroll Support Program grant wage offset and other special items, is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance.

•Adjusted income before income tax (and other items as specified in our plan documents) is an important metric for the employee incentive plan, which covers the majority of Air Group employees.

•CASM excluding fuel and certain special items is a measure commonly used by industry analysts, and we believe it is the basis by which they have historically compared our airline to others in the industry. The measure is also the subject of frequent questions from investors.

•Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of these items as noted above. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•Although we disclose our unit revenue, we do not, nor are we able to, evaluate unit revenue excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenue in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

GLOSSARY OF TERMS

Adjusted net debt - long-term debt, including current portion, plus capitalized operating leases, less cash and marketable securities

Adjusted net debt to EBITDAR - represents net adjusted debt divided by EBITDAR (trailing twelve months earnings before interest, taxes, depreciation, amortization, special items and rent)

Aircraft Utilization - block hours per day; this represents the average number of hours per day our aircraft are in transit

Aircraft Stage Length - represents the average miles flown per aircraft departure

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASM - operating costs per ASM, or "unit cost"; represents all operating expenses including fuel and special items

CASMex - operating costs excluding fuel and special items per ASM; this metric is used to help track progress toward reduction of non-fuel operating costs since fuel is largely out of our control

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus capitalized operating lease liabilities) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share (EPS) using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

Mainline - represents flying Boeing 737, Airbus 320 and Airbus 321neo family jets and all associated revenue and costs

Productivity - number of revenue passengers per full-time equivalent employee

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, Mileage Plan and other ancillary revenue; represents the average total revenue for flying one seat one mile

Regional - represents capacity purchased by Alaska from Horizon and SkyWest. In this segment, Regional records actual on-board passenger revenue, less costs such as fuel, distribution costs, and payments made to Horizon and SkyWest under the respective capacity purchased arrangement (CPAs). Additionally, Regional includes an allocation of corporate overhead such as IT, finance, other administrative costs incurred by Alaska and on behalf of Horizon.

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile